EXHIBIT 99.1

For Immediate Release

Encore Capital Group Acquires Leading Bankruptcy Service Provider
Ascension Capital Group, Ltd.

San Diego, CA, August 30, 2005 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today announced the acquisition of Ascension Capital Group, Ltd., a leading provider of bankruptcy services to the finance industry, for a combination of $17.8 million in cash, $4.0 million in common stock and assumption of approximately $450,000 in debt.

Based in Arlington, Texas, Ascension Capital Group serves as the outsourced manager of secured bankrupt accounts for many of the nation’s leading lenders. Their services include, among others, negotiating consumer bankruptcy plans; monitoring and managing the consumer’s compliance with bankruptcy plans; and recommending courses of action to clients when there is a deviation from a bankruptcy plan.

In 2004, Ascension Capital Group generated revenue of $12.3 million and cash flow from operations of $2.2 million. In 2005, Ascension Capital Group is expected to generate revenue of approximately $14.2 million and cash flow from operations of $3.8 million.

“The acquisition of Ascension is a key step in our long-term strategy to diversify into complementary businesses within the consumer debt recovery industry,” said Carl C. Gregory, III, Vice Chairman and CEO of Encore Capital Group. “The secured bankruptcy services market is extremely attractive as it is experiencing significant growth, yields higher margins than traditional contingency debt collection businesses, and has a built in ‘barrier to entry’ due to high start-up costs coupled with the specialized bankruptcy technology required to maximize client recovery potential. Ascension’s ability to use this specialized bankruptcy technology engenders strong customer loyalty due to the enhancement of its clients’ bankruptcy recoveries. Through this transaction, we have taken a leadership position in an area of consumer debt recovery that is just beginning to emerge, and in the process, significantly enhanced our ability to generate profitable growth in the years ahead.”

“Ascension Capital Group has generated significant growth in monthly bankruptcy placements over the past four years and has an excellent pipeline of potential new customers that we believe can sustain the strong growth rate in their business,” said Brandon Black, President and COO of Encore Capital Group. “We believe significant synergies exist between our two companies that will have a positive impact on the growth of both the bankruptcy services business and our traditional collection business. We are particularly impressed with the robust intellectual property that Ascension Capital Group has developed that allows the company to automate much of its bankruptcy administration procedures. This system, along with the company’s unparalleled understanding of the bankruptcy process and its team of talented and experienced bankruptcy specialists, systems technicians, analysts and client services personnel, has helped them generate a recovery rate for its clients that substantially outperforms the industry average. This presents a compelling value proposition that we believe will help attract additional lenders to outsource their bankruptcy functions to Ascension Capital Group in the future.”

Key benefits of this transaction include:

  The addition of a growing, profitable revenue stream that increases the diversification of Encore Capital's business mix.
  Immediate accretion to cash flow from operations. Due to amortization of intangible assets resulting from the acquisition, the transaction is not expected to have a material impact on EPS during the first year of operations, although this estimate is subject to the final valuation and allocation of the purchase price.
  A leadership position in the attractive bankruptcy services market that has significant untapped opportunities. Encore Capital estimates that only a small percentage of lenders currently outsource their bankruptcy administration process.
  Strong cross-selling opportunities resulting from the sale of auto bankruptcy account services to Encore's existing relationships in the auto space, the sale of bankruptcy services for other asset classes to Encore's other core relationships, and new opportunities for Encore to purchase charged-off accounts from Ascension Capital Group's clients.

Erich M. Ramsey, Ascension Capital Group’s founder and Chief Executive Officer, and other members of Ascension Capital Group’s senior management team have signed employment agreements with Encore Capital Group.

“Encore Capital is a great cultural fit for our company, as it shares our entrepreneurial spirit and commitment to innovation,” said Mr. Ramsey. “We are extremely proud of the reputation we have built in the bankruptcy services industry, and we believe the resources and relationships that Encore Capital can provide will help us to fully capitalize on the significant growth opportunities available to us.”

Conference Call and Webcast

Encore Capital Group will hold a conference call today at 5:00 p.m. Eastern/2:00 p.m. Pacific to discuss this transaction. Members of the public are invited to listen to the conference call via a live Webcast. To listen, please log on the Investor Relations section of the Company’s website at www.encorecapitalgroup.com. The replay of the conference call will be archived and available shortly after the call on the Company’s website at the same location.

About Encore Capital Group, Inc.
Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

More information on Ascension Capital Group can be found on the company’s web site at www.ascensioncapitalgroup.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, cash flows and earnings relating to the Ascension Capital Group business, the successful integration of the Ascension Capital Group acquisition and achievement of anticipated synergies, and the exploitation of new market opportunities in the bankruptcy services industry following the acquisition, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to successfully integrate Ascension Capital Group, including the devotion of significant time and expense to such integration efforts; the possible loss of key Ascension Capital Group personnel following the acquisition; the application of accounting changes that may affect Ascension Capital Group’s future results of operations; failure to develop and exploit growth opportunities in the bankruptcy services industry; the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s ability to successfully execute acquisitions; the Company’s compliance with the restrictive covenants under its $200  million senior credit facility, including limitations that the financial ratios may impose on its ability to acquire receivables portfolios or consummate acquisitions in the future; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2004. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:
Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
J. Brandon Black, 858-309-6963
brandon.black@encorecapitalgroup.com

Financial Relations Board (Press)
Tony Rossi, 310-854-8317 (Investor Relations)
trossi@financialrelationsboard.com

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